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Exhibit 10.12

DIRECTOR COMPENSATION

              The following compensation arrangements have been established for the Board of Directors of the Company: All outside directors will receive an annual retainer of $40,000. The chairpersons of the Audit Committee, the Compensation Committee, the Risk Oversight Committee, and the Nominating/Governance Committee will for this service receive retainers of $12,500, of $10,000, of $7,500, and of $7,500 respectively. In addition, the director representing the Board of the Company as the non-executive Chairman of the Board of East West Bank's subsidiary East West Bank (China) Limited in 2011 received a retainer of $125,000 for such duties. Outside directors also receive a meeting fee of $1,500 for each Committee meeting attended. Outside directors also receive an annual grant of $50,000 of stock. No separate compensation is paid to directors who are also employees of the Company.

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  Exhibit 10.12
DIRECTOR COMPENSATION